EXHIBIT 99.17.35

SEVENTEENTH SUPPLEMENTAL INDENTURE

      THIS SEVENTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is entered into as of July 2, 2001, among EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Issuer”), EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (the “Guarantor” or the “General Partner”), State Street Bank and Trust Company (“State Street”) and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association) (“U.S. Bank” and, together with State Street, the “Trustees”).

      WHEREAS, Spieker Properties, L.P., a California limited partnership (“Spieker Partnership”), Spieker Properties, Inc., a Maryland corporation (“Spieker”) and State Street executed and delivered that certain Indenture, dated as of December 6, 1995 (as it has been amended or supplemented from time to time by supplemental indentures entered into pursuant to the applicable provisions thereof, the “Original Indenture”), to provide for the issuance by Spieker Partnership from time to time of debt securities evidencing its unsecured indebtedness;

      WHEREAS, pursuant to the Ninth Supplemental Indenture, dated as of September 29, 1997, among Spieker Partnership, Spieker and the Trustees (the “Ninth Supplemental Indenture”), Spieker Partnership and Spieker appointed U.S. Bank as trustee with respect to the series of securities established by the Ninth Supplemental Indenture and future series of securities under the Original Indenture, and agreed that State Street would remain trustee of all series of securities issued prior to those established by the Ninth Supplemental Indenture;

      WHEREAS, in connection with the Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among the Issuer, the Guarantor, Spieker Partnership and Spieker, which provides for the mergers (the “Mergers”), effective July 2, 2001, of Spieker Partnership with and into the Issuer and Spieker with and into the Guarantor, with the Issuer and the Guarantor being the surviving entities of such Mergers, the Issuer and the Guarantor desire to amend and supplement the Original Indenture in accordance with the terms thereof to evidence the succession of the Issuer and the Guarantor, through the Mergers, to the rights, powers, duties and obligations of Spieker Partnership and Spieker, respectively, under the Original Indenture, and to conform certain definitions used in the Original Indenture;

      WHEREAS, pursuant to Section 901(1) of the Original Indenture, the Issuer, the Guarantor and the Trustees may enter into this Supplemental Indenture without the consent of any Holders (as such term is defined in the Original Indenture); and

      WHEREAS, the Issuer, the Guarantor and the Trustees have duly authorized the execution and delivery of this Supplemental Indenture to modify and supplement the Original Indenture as set forth herein and have done all things necessary to make this Supplemental Indenture a valid agreement of the parties hereto, in accordance with its terms;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Issuer, the Guarantor and the Trustees agree as follows:

ARTICLE ONE
DEFINITIONS

      Section 101. Definitions. Section 101 of the Original Indenture is hereby amended to amend and restate the following definition in its entirety to read as follows:

“‘Board’ means the board of trustees of the General Partner or any committee of that board duly authorized to act hereunder.”

“‘General Partner’ or ‘Guarantor’ means Equity Office Properties Trust, a Maryland real estate investment trust, as general partner of the Issuer.”

ARTICLE TWO
SUCCESSOR ENTITIES

      Section 201. Successor Entities. (a) In connection with the Mergers and in accordance with Section 801 of the Original Indenture, the Issuer hereby succeeds to and is substituted for Spieker Partnership with the same effect as if it had been named as the Issuer in the Original Indenture, and the Issuer hereby assumes the due and punctual payment of the principal (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1009) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Original Indenture to be performed by the Issuer.

      (b) In connection with the Mergers, the Guarantor hereby succeeds to and is substituted for Spieker with the same effect as if it had been named as the Guarantor in the Original Indenture, and the Guarantor hereby assumes with respect to any Guarantee of the Issuer’s obligations under the Securities in accordance with Article Sixteen of the Original Indenture, the full and prompt payment of the principal (and premium, if any) and any interest on any Security so guaranteed when and as the same shall become due, whether at the maturity thereof, by acceleration, redemption or otherwise, in accordance with the terms of such Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the Original Indenture to be performed by the Guarantor.

ARTICLE THREE
MISCELLANEOUS

      Section 301. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture.

      Section 301. Relation to Original Indenture. This Supplemental Indenture supplements the Original Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture and the Securities issued thereunder shall continue in full force and effect.

      Section 302. Concerning the Trustees. The Trustees shall not be responsible for any recital herein (other than the second and fifth recitals as they appear and as they apply to the Trustees) as such recitals shall be taken as statements of the Issuer and the Guarantor, or the validity of the execution by the Issuer or the Guarantor of this Supplemental Indenture. The Trustees make no representations as to the validity or sufficiency of this Supplemental Indenture.

      Section 303. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

      Section 304. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      Section 305. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      Section 306. Effectiveness. This Supplemental Indenture shall take effect at the effective time of the Mergers.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and the corporate seal of the General Partner to be hereunto affixed and attested, all as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP

By: Equity Office Properties Trust, as its General Partner

By: /s/ Stanley M. Stevens Name: Stanley M. Stevens Title: Executive Vice President, Chief Legal Counsel and Secretary

Attest:

/s/ Robin Mariella
Name: Robin Mariella
Title: Assistant Secretary

EQUITY OFFICE PROPERTIES TRUST

By: /s/ Stanley M. Stevens Name: Stanley M. Stevens Title: Executive Vice President, Chief Legal Counsel and Secretary

Attest:

/s/ Robin Mariella
Name: Robin Mariella
Title: Assistant Secretary

STATE STREET BANK AND TRUST COMPANY, as Trustee

By: /s/ Name: Title:

Attest:

  /s/
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By: /s/ Name: Title:

Attest:

  /s/
Name:
Title:

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